UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION UNDER THE SECURITIES ACT OF 1933

PEGASUS TEL, INC.
(Exact name of registrant in its charter)

Delaware	41-2039686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

118 Chatham Road, Syracuse, NY	13203
(Address of principal executive offices)	(Zip Code)
3661
(Primary Standard Industrial Classification Code Number)

Issuer’s telephone number:   (315) 491-8262

Carl E. Worboys 118 Chatham Road Syracuse, NY 13203 Telephone: (315) 491-8262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

The Sourlis Law Firm
Virginia K. Sourlis, Esq.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
www.SourlisLaw.com
Telephone: (732) 530-9007
Facsimile: (732) 530-9008

As soon as practicable after this Registration Statement is declaredeffective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par value $0.0001 per share	6,425,537	$0.10	64,554.00	$36.00

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED October 13, 2009.

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

6,425,537 Shares of Common Stock

PEGASUS TEL, INC.

$ 0.10 per Share of Common Stock

This prospectus relates to the resale of up to 6,425,537 shares of our common stock, par value $0.0001 per share, by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders. None of the Selling Shareholders are acting as underwriters in connection with the registered shares. The shares being offered for resale represent approximately 32% of the Company’s issued and outstanding shares of common stock held by non-affiliates.

We have arbitrarily set an offering price of $ 0.10 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

 There is currently no market for our common stock.  Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Bulletin Board (OTCBB .  The Selling Stockholders may sell their shares of our common stock from time to time in the principal market on which our stock is traded at the offering price or the prevailing market price or in privately negotiated transactions. The sale price to the public will vary according to prevailing market prices or privately negotiated prices by the Selling Stockholders.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is October __, 2009.

PROSPECTUS

PEGASUS TEL, INC.
6,425,537 SHARES COMMON STOCK
$0.10 per Share

SUMMARY

Pegasus Tel, Inc., or Pegasus, was incorporated under the laws of the State of Delaware on February 19, 2002 to enter into the telecommunication business. We own, operate and manage privately owned public payphones in the County of Delaware, State of New York. As of December 31, 2008 and June 30, 2009, we owned, operated and managed 13 payphones. Some of the businesses include retail stores, convenience stores, bars, restaurants, gas stations, colleges and hospitals.

No trading market:

There is currently no market for our common stock.  Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Bulletin Board (OTCBB).

Summary Financial Information:

The table below summarizes our audited financial statements for the fiscal years ended December 31, 2007 and 2008 and our unaudited financial statements for the six months ended June 30, 2009 and 2008.

The Company’s independent public auditors have audited the contents of the table below.

Balance Sheet Summary:

	For the Six Months Ended June 30		For the Fiscal Years Ended December 31,
	2009 (Unaudited)	2008 (Unaudited	2008 (Audited)	2007 (Audited)
Balance Sheet
Cash and Cash Equivalents	$450	$611	$618	$425
Total Assets	$560	$2,258	$2,160	$2,336
Total Liabilities	$142,780	$118,373	$126,573	$86,047
Total Stockholders’ Equity (Deficit)	$(142,220)	$(116,115)	$(124,413)	$(83,711)

 Statement of Operations Summary:

	For the Six Months Ended June 30,		For the Fiscal Year Ended December 31,
	2009 (Unaudited)	2008 (Unaudited)	2008 (Audited)	2007 (Audited)
Statement of Operations:
Revenue	$2,177	$3,406	$6,747	$10,059
Net Income (Loss)	$(17,807)	$(32,404)	$(40,882)	$(65,711)
Net Earnings (Loss) Per Share of Common Stock, basic and diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)

Executive Offices and Telephone Number

Our operations are located at 118 Chatham Road, Syracuse, NY 13203. Our telephone number is (315) 476-5769.

THE OFFERING

The Issuer:	Pegasus Tel, Inc., a Delaware corporation

Selling Stockholders:
The Selling Stockholders named in this prospectus are existing stockholders of our company who received shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:
Up to 6,425,537 shares of our common stock, par value $0.0001 per share, from time to time on a delayed or continuous basis by the selling stockholders named in this prospectus, none of which are affiliates of the Company.

Offering Price:
The offering price of the common stock is $0.10 share. We have arbitrarily established the offering price of the shares. Prices are subject to prevailing market conditions and/or private negotiated prices.

Minimum Number of Shares to BeSold in This Offering:	None

Common Stock Outstanding Before and After the Offering:
20,215,136 shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing stockholders. We are registering 6,425,537 shares of the 20,215,136 shares of common stock held by non-affiliates in this registration statement. This represents approximately 32% of the Company’s issued and outstanding shares of common stock held by non-affiliates.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All of the proceeds of the offering will go to the Selling Stockholders. We will pay all expenses in connection with the registration of the common stock.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk.In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

We are a development stage company and have history of losses since our inception.  If we cannot reverse our losses, we will have to discontinue operations.

At June 30, 2009, we had $450 in cash on hand and an accumulated deficit of $(200,084).  At December 31, 2008, we had $618 in cash and cash equivalents on hand and an accumulated deficit of $(182,277), causing our auditors to express their doubt as to our ability to continue as a going concern. We anticipate incurring losses in the near future.  We do not have an established source of revenue sufficient to cover our operating costs. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations.

Our history of losses is expected to continue and will need to obtain additional capital financing in the future.

We have a history of losses and expect to generate losses until such a time when we can become profitable in the collection of payphone service fees.

As of December 31, 2008, we had $618 in cash and cash equivalents on hand and an accumulated deficit of $(182,277).

As of December 31, 2008, the Company owed $18,691 in Related Party Accounts Payable. As of December this balance includes $7,794 due to Lyboldt-Daly Inc. for bookkeeping expenses and $10,673 due to Joseph Passalaqua (a major shareholder of the Company and brother to John F. Passalaqua, an officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  It also includes $224 owed to Carl Worboys, an officer of the Company.  These amounts are non-interest bearing.

As of December 31, 2008, the Company owed a total balance of $68,487 in Related Party Notes Payable and had accrued $11,321 in simple interest.  These notes are owed to shareholders of the Company, Mary Passalaqua in the amount of $53,600 that are bearing simple interest at 10% and 15% per annum and to Joseph Passalaqua in the amount of 14,887 that are bearing interest at 15% and 18%. As of December 31, 2008, the Company owed a total principal balance of $68,487 and $11,321 in simple interest in regards to these notes.

As of June 30, 2009, we had $450 in cash and cash equivalents on hand and an accumulated deficit of $(200,084).

As of June 30, 2009, the Company owed $18,839 in Related Party Accounts Payable. As of June 30, 2009 this includes $7,942 payable to Lyboldt-Daly Inc. for bookkeeping expenses and $10,673 due to Joseph Passalaqua (a major shareholder of the Company and brother to John F. Passalaqua, an officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  It also includes $224 owed to Carl Worboys, an officer of the Company. These amounts are non-interest bearing

As of June 30, 2009, the Company owed a total principle balance of $68,487 in Related Party Notes Payable and had accrued 15,858 in simple interest.  These notes are owed to Shareholders of the Company, Mary Passalaqua in the amount of $53,600 that are bearing simple interest at 10% and 15% per annum and to Joseph Passalaqua in the amount of 14,887 that are bearing interest at 15% and 18%.  As of June 30, 2009, the Company owed a total principal balance of $68,487 and $15,858 in simple interest in regards to these notes.

 All notes are payable upon demand. We believe that our cash from borrowings will be insufficient to fund our operations and to satisfy our long-term liquidity needs for the next twelve months.  We will required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, respond to competitive pressures or  take advantage of unanticipated acquisition opportunities. We cannot be certain we will be able to find such additional financing on reasonable terms, or at all. If we are unable to obtain additional financing when needed, we could be required to modify our business plan in accordance with the extent of available financing.

Our future financings could substantially dilute our stockholders or restrict our flexibility.

We will need additional funding which may not be available when needed. If we are able to raise additional funds and by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

We compete with the growing cell-phone industry and other well-established companies.

The market in which we do business is highly competitive and constantly evolving. We face competition from the larger and more established companies -- from companies that develop new technology, as well as the many smaller companies throughout the country. The last several years have shown a marked increase in the use of cellular phones and toll free services which cut into our potential payphone customer base. Companies that have greater resources, including but not limited to, a larger sales force, more money, larger manufacturing capabilities and greater ability to expand their markets also cut into our potential payphone customers. Many of our competitors have longer operating histories, significantly greater financial strength, nationwide advertising coverage and other resources that we do not have. Our competitors might introduce a less expensive or more improved payphone. These, as well as other factors can have a negative impact on our income.

The competition from cellular phones is a very serious threat that can result in substantially less revenue per payphone. We have attempted to address this issue by avoiding locations that service business travelers. For many years, these locations were the most lucrative, but now they are the locations most impacted by the cellular user.

The large former Bell companies who provide local service dominate the industry. These companies have greater financial ability than us, and provide the greatest competitive challenge. However, we compete with these companies by paying a commission to the site owner. The commission is an enticement for the site owner to use our phone on its site. We believe we are able to provide a higher quality customer service because the phones alert us to any technical difficulties, and we can service them promptly. The ability to immediately know that a problem exists with a payphone is very important because down time for a phone means lost revenue for us.

Our non-coin revenue is primarily attributable to “dial-around” commissions. If the FCC reduces or repeals the “dial-around” commission, our revenues could be materially adversely affected.

Our services are subject to the jurisdiction of the Federal Communications Commission (FCC) with respect to interstate telecommunications services and other matters for which the FCC has jurisdiction under the Communications Act of 1934, as amended.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission, as instructed by Congress in the Telecommunications Act of 1996, created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council “APCC.”

If the FCC regulation requiring sellers of long distance toll free services to pay payphone owners $0.494 per call is reduced or repealed, it could have a negative effect upon our revenue stream. We have no control over what rules and regulations the state and federal regulatory agencies require us to follow now or in the future. It is possible for future regulations to be so financially demanding that they cause us to go out of business.

We are highly dependent on our two executive officers, Carl E. Worboys and John F. Passalaqua. The loss of either of them would have a material adverse affect on our business and prospects.

We currently have only two executive officers, Carl E. Worboys and John F. Passalaqua. Carl E. Worboys serves as our President and Director, and John. F. Passalaqua serves as our Chief Financial Officer, Secretary and Director. The loss of either executive officer could have a material adverse effect on our business and prospects.

We need additional employees. If we cannot attract, retain, motivate and integrate additional skilled personnel, our ability to compete will be impaired.

Other than John F. Passalaqua, our Chief Financial Officer, Secretary and Director, and Carl E. Worboys, our President and Director, works for us on part-time and an as-needed basis, we have no other employees.  Our success depends in large part on our ability to attract, retain and motivate highly qualified management and technical personnel. We face intense competition for qualified personnel. The industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. If we are unable to continue to employ our key personnel or to attract and retain qualified personnel in the future, our ability to successfully execute our business plan will be jeopardized and our growth will be inhibited.

We will depend on outside manufacturing sources and suppliers.

As we purchase phones from other companies, we upgrade them with "smart card" payphone technology. The upgrade is a circuit board with improved technology. The “smart card” technology allows us to determine on a preset time basis the operational status of the payphone. We are given a license to use the “smart card” technology from Quortech, the founder and manufacturer of “smart card” technology.  The technology informs us when the coins in the phone have to be collected, the number and types of calls that have been made from each phone, as well as other helpful information that helps us provide better service to our payphone using public. This upgrade of the phones reduces the number and frequency of service visits due to outages and other payphone-related problems and, in turn, reduces the maintenance costs.  Other companies manufacture the components of the payphones for the industry including Universal Communications and TCI, which provides handsets, key pads, totalizers, and relays.

We will have limited control over the actual production process. Moreover, difficulties encountered by any one of our third party manufacturers which result in product defects, delayed or reduced product shipments, cost overruns or our inability to fill orders on a timely basis, could have an adverse impact on our business. Even a short-term disruption in our relationship with third party manufacturers or suppliers could have a material adverse effect on our operations. We do not intend to maintain an inventory of sufficient size to protect ourselves for any significant period of time against supply interruptions, particularly if we are required to obtain alternative sources of supply.

We may be unable to adequately protect our proprietary rights or may be sued by third parties for infringement of their proprietary rights.

The telecommunications industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of trade secret, copyright or patent infringement. We may inadvertently infringe a patent of which we are unaware. In addition, because patent applications can take many years to issue, there may be a patent application now pending of which we are unaware that will cause us to be infringing when it is issued in the future. If we make any acquisitions, we could have similar problems in those industries. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of our alleged infringement of another's intellectual property, forcing us to do one or more of the following:

•	Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

•	Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or

•	Redesign those products or services that incorporate such technology.

A successful claim of infringement against us, and our failure to license the same or similar technology, could adversely affect our business, asset value or stock value. Infringement claims, with or without merit, would be expensive to litigate or settle, and would divert management resources.

Our employees may be bound by confidentiality and other nondisclosure agreements regarding the trade secrets of their former employers. As a result, our employees or we could be subject to allegations of trade secret violations and other similar violations if claims are made that they breached these agreements.

If we engage in acquisitions, we may experience significant costs and difficulty assimilating the operations or personnel of the acquired companies, which could threaten our future growth.

If we make any acquisitions, we could have difficulty assimilating the operations, technologies and products acquired or integrating or retaining personnel of acquired companies. In addition, acquisitions may involve entering markets in which we have no or limited direct prior experience. The occurrence of any one or more of these factors could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, pursuing acquisition opportunities could divert our management's attention from our ongoing business operations and result in decreased operating performance. Moreover, our profitability may suffer because of acquisition-related costs or amortization of acquired goodwill and other intangible assets. Furthermore, we may have to incur debt or issue equity securities in future acquisitions. The issuance of equity securities would dilute our existing stockholders.

Because our officers and directors are indemnified against certain losses, we may be exposed to costs associated with litigation.

If our directors or officers become exposed to liabilities invoking the indemnification provisions, we could be exposed to additional unreimbursable costs, including legal fees. Our articles of incorporation and bylaws provide that our directors and officers will not be liable to us or to any shareholder and will be indemnified and held harmless for any consequences of any act or omission by the directors and officers unless the act or omission constitutes gross negligence or willful misconduct. Extended or protracted litigation could have a material adverse effect on our cash flow.

There currently is no trading market for our common stock and we cannot assure that one will develop or be maintained.In not, your investment might be illiquid.

Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Bulletin Board (OTCBB). We cannot assure that a market will develop or maintained.  In not, your investment might be illiquid.

If a trading market develops for our common stock, we will be subject to SEC regulations relating to “penny stock” and the market for our common stock could be adversely affected.

The SEC has adopted regulations concerning low-priced stock, or “penny stocks.” The regulations generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-priced stocks.

The penny stock regulations require that broker-dealers, who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchaser, receive the purchaser's written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules. The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders' ability to sell our common stock in the secondary market.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

Pegasus Tel, Inc., or Pegasus, was incorporated under the laws of the State of Delaware on February 19, 2002 to enter into the telecommunication business.

On September 21, 2006, the Company filed Amended and Restated Certificate of Incorporation increasing its authorized capital to 110,000,000 shares, of which 100,000,000 shares were designated as Common Stock, par value $0.0001 per share, and the remaining 10,000,000 as Preferred Stock, par value $0.0001 per share.  The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such shares shall be determined by the Board of Directors from time to time, without stockholder approval.

On May 7, 2007, we filed a Registration Statement on Form 10-SB (File No.: 0-52628), or the Registration Statement, with the SEC to register the Pegasus common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Registration Statement went effective on July 6, 2007 through the operation of law 60 days after its initial filing. On March 23, 2009, we filed with the SEC a Form 15 to deregister our common stock under Section 12(g) of the Exchange Act and to terminate our status as a reporting company under the Exchange Act.

On May 15, 2007, the Company filed an Amended Certificate of Incorporation to effectuate a forward stock split 5,100 to 1.  This change is retro-active and therefore changes the 1,000 shares of common stock issued on December 31, 2003 to 5,100,000 shares of common stock.  The par value remains at $.0001 per share.

On August 5, 2008, Pegasus filed a Certificate of Designations, Powers, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware thereby designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.0001 (the “Series A Preferred Stock”).  The Certificate of Incorporation of Pegasus authorizes the designation and issuance of an aggregate of ten million (10,000,000) shares of preferred stock in one or more series with all rights and privileges determined by the Board of Directors of Pegasus.  Prior to the filing of the Certificate of Designation, there were no shares of preferred stock designated or issued. Pursuant to the Certificate of Designation, each share of Series A Preferred Stock may be converted at any time by Pegasus or the holders thereof into ten (10) fully-paid and non-assessable shares of Pegasus Common Stock.

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement for $0.0001per share of Series A Preferred Stock. Pegasus issued the Series A Preferred Stock pursuant to an exemption under Section 4(2) of the Securities Act due to the fact that it did not involve a public offering of securities. The shares of Series A Preferred Stock were “restricted securities” (as such term is defined in the Securities Act).

On August 18, 2008, Sino Gas International Holdings, Inc., a Utah corporation, or Sino, (OTCBB: SGAS), our former parent company, distributed to its stockholders of record as of August 15, 2008, 100% of the issued and outstanding common stock of Pegasus.  The ratio of distribution of the distribution was one (1) share of common stock of Pegasus for every twelve (12) shares of  common stock of Sino (1:12).  Fractional shares were rounded up to the nearest whole-number.  An aggregate of 2,215,136 shares of Pegasus common stock were issued pursuant to the distribution to an aggregate of 167 Sino stockholders. The Pegasus common stock issued were and remain “restricted securities” (as defined in Rule 144 of the Securities Act of 1933, as amended), and were issued pursuant to the exemptions from the registration requirements of the Securities Act afforded the company under Section 4(2) of the Securities Act due to the fact that the distribution did not involve a public offering of securities.  There currently is no market for the Pegasus common stock.

On August 18, 2008 and pursuant to the Certificate of Designation, Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 3(a)(9) of the Securities Act due to the fact that the securities were exchanged upon conversion of the Series A Preferred Stock held by existing security holders and there was no commission or other remuneration paid or given directly or indirectly for soliciting such exchange.

No trading market:

There is currently no market for our common stock.  Upon the effectiveness of this registration statement, we intend to solicit a registered broker/dealer to apply with FINRA to have our common stock quoted on the OTCBB Bulletin Board (OTCBB). We cannot assure that FINRA will approve the application or that a market for our common stock will develop or maintained.  In not, your investment might be illiquid.

Dividend Policy:

We have never paid dividends. We do not intend to declare any dividends in the foreseeable future. We presently intend to retain earnings, if any, for the development and expansion of our business.

Services and Products

We own, operate and manage privately owned public payphones in the County of Delaware, State of New York. As of  December 31, 2008 and June 30, 2009, we owned, operated managed 13 and 15 payphones respectively, with 2 payphones removed when compared with 2008. We may pay site owners a commission based on a flat monthly rate or on a percentage of sales. Some of the businesses include, but are not limited to, retail stores, convenience stores, bars, restaurants, gas stations, colleges and hospitals. In the alternative, our agreement with business owners may be to provide the telecommunications services without the payment of any commissions.

The chart below describes the specific location of each of our 15 and 13 payphones respectively and the amount of revenue generated by each payphone for the audited fiscal years ended December 31, 2007 and 2008.

		For the Fiscal Year Ended December 31,
No.:	Location	2007	2008
1	Andes Hotel 110 Main St., Andes, NY 13731	$205	$391
2	Andes Public Booth 21 Main St., Andes, NY 13731	$100	$249
3	A& P Super Food Mart 36 Bridge St., Margaretville, NY 12455 (outside)	$985	$265
4	A& P Super Food Mart 36 Bridge St., Margaretville, NY 12455 (inside)	$735	N/A
5	Margaretville Central School 415 Main St., Margaretville, NY 12455	$1,065	$1,050
6	Margaretville Memorial Hospital 42084 State Hwy. 28, Margaretville, NY 12455 (downstairs)	$1,095	$683
7	Margaretville Memorial Hospital 42084 State Hwy. 28, Margaretville, NY 12455 (upstairs)	$1,234	$494
8	Mountainside Residential Care 42158 State Hwy. 28, Margaretville, NY 12455 (1 st Floor)	$1,685	$1,000
9	Mountainside Residential Care 42158 State Hwy. 28, Margaretville, NY 12455 (2 nd Floor)	$800	$520
10	Mountainside Residential Care 42158 State Hwy. 28, Margaretville, NY 12455 (3 rd Floor)	$630	$500
11	Town of Middletown 42339 State Hwy. 28, Margaretville, NY 12455	$1,435	$640
12	Hess Mart 42598 State Hwy. 28, Margaretville, NY 12455	$30	$778
13	Arkville Country Store 43525 State Hwy. 28, Arkville, NY 12406	$20	$169
14	Hanah Country Club 44447 State Hwy. 30, Margaretville, NY 12455	$20	N/A
15	Summerfield’s Rest. 654 Main St., Margaretville, NY 12455	$20	$8
	Total Revenues	$10,059	$6,747

The chart below describes the specific location of each of our 13 payphones respectively and the amount of revenue generated by each payphone for the unaudited periods ended June 30, 2008 and June 30, 2009.

		For the Six Months Ended June 30,
No.:	Location	2008	2009
1	Andes Hotel 110 Main St., Andes, NY 13731	$75	$200
2	Andes Public Booth 21 Main St., Andes, NY 13731	$70	$100
3	A& P Super Food Mart 36 Bridge St., Margaretville, NY 12455 (outside)	$455	$810
4	Margaretville Central School 415 Main St., Margaretville, NY 12455	$225	$305
5	Margaretville Memorial Hospital 42084 State Hwy. 28, Margaretville, NY 12455 (downstairs)	$325	$210
6	Margaretville Memorial Hospital 42084 State Hwy. 28, Margaretville, NY 12455 (upstairs)	$250	$295
7	Mountainside Residential Care 42158 State Hwy. 28, Margaretville, NY 12455 (1 st Floor)	$180	$655
8	Mountainside Residential Care 42158 State Hwy. 28, Margaretville, NY 12455 (2 nd Floor)	$210	$250
9	Mountainside Residential Care 42158 State Hwy. 28, Margaretville, NY 12455 (3 rd Floor)	$90	$250
10	Town of Middletown 42339 State Hwy. 28, Margaretville, NY 12455	$200	$235
11	Hess Mart 42598 State Hwy. 28, Margaretville, NY 12455	$50	$50
12	Arkville Country Store 43525 State Hwy. 28, Arkville, NY 12406	$27	$26
13	Summerfield’s Rest. 654 Main St., Margaretville, NY 12455	$20	$20
	Total Revenues	$2,177	$3,406

The local telephone switch controls the traditional payphone technology. The local switch does not provide any services in the payphone that can benefit the owner of the phone. As we purchase phones from other companies, we upgrade them with "smart card" payphone technology which we license from Quortech. The upgrade is a circuit board with improved technology. The “smart card” technology allows us to determine the operational status of the payphone. It also tells us when the coins in the phone have to be collected, the number and types of calls that have been made from each phone, as well as other helpful information that helps us provide better service to our payphone using public. This upgrade of the phones reduces the number and frequency of service visits due to outages and other payphone-related problems and, in turn, reduces the maintenance costs. Other companies manufacture the components of the payphones for the industry including Universal Communications and TCI, which provides handsets, key pads, totalizers, and relays.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission, or the FCC, as instructed by Congress in the Telecommunications Act of 1996, created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Market and Competition

The market in which we do business is highly competitive and constantly evolving. We face competition from the larger and more established companies -- from companies that develop new technology, as well as the many smaller companies throughout the country. The last several years have shown a marked increase in the use of cellular phones and toll free services which cut into our potential payphone customer base. Companies that have greater resources, including but not limited to, a larger sales force, more money, larger manufacturing capabilities and greater ability to expand their markets also cut into our potential payphone customers. Many of our competitors have longer operating histories, significantly greater financial strength, nationwide advertising coverage and other resources that we do not have. Our competitors might introduce a less expensive or more improved payphone. These, as well as other factors can have a negative impact on our income.

The competition from cellular phones is a very serious threat that can result in substantially less revenue per payphone. We have attempted to address this issue by avoiding locations that service business travelers. For many years, these locations were the most lucrative, but now they are the locations most impacted by the cellular user.

Large companies who provide local service dominate the industry. These companies have greater financial ability than us, and provide the greatest competitive challenge. However, we compete with these companies by paying a commission to the site owner. The commission is an enticement for the site owner to use our phone on its site. We believe we are able to provide a higher quality customer service because the phones alert us to any technical difficulties, and we can service them promptly. The ability to immediately know that a problem exists with a payphone is very important because down time for a phone means lost revenue for us.

Significant Customers

We do not rely on a major customer for our revenue. We have a variety of small single businesses as well as some small chain stores that we service. We do not believe that we would suffer dramatically if any one customer or small chain decided to stop using our phones.

Significant Vendors

We must buy dial tone for each payphone from the local exchange carrier. As long as we pay the carrier bill, it is required to provide a dial tone. As a regulated utility, the exchange carrier may not refuse to provide us service. Alternate service exists in certain areas where Verizon competitors are located. We use alternate local service providers when we can get a better price for the service. We use long distance providers on all the payphones.

Intellectual Property

As we purchase phones from other companies, we upgrade them with "smart card" payphone technology. The upgrade is a circuit board with improved technology. The “smart card” technology allows us to determine on a preset time basis the operational status of the payphone. We are given a license to use the “smart card” technology from Quortech, the founder and manufacturer of “smart card” technology.  The technology informs us when the coins in the phone have to be collected, the number and types of calls that have been made from each phone, as well as other helpful information that helps us provide better service to our payphone using public. This upgrade of the phones reduces the number and frequency of service visits due to outages and other payphone-related problems and, in turn, reduces the maintenance costs.  Other companies manufacture the components of the payphones for the industry including Universal Communications and TCI, which provides handsets, key pads, totalizers, and relays.

We do not own any patents or trademarks. Companies in the telecommunications industry and other industries in which we compete own large numbers of patents, copyrights and trademarks and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property claims against us grows. We might not be able to withstand any third-party claims or rights against their use.

Government Regulation

We are subject to varying degrees of regulation by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

FCC Regulation and Interstate Rates

Our services are subject to the jurisdiction of the Federal Communications Commission (FCC) with respect to interstate telecommunications services and other matters for which the FCC has jurisdiction under the Communications Act of 1934, as amended.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission, as instructed by Congress in the Telecommunications Act of 1996, created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).  If the FCC regulation requiring sellers of long distance toll free services to pay payphone owners $0.494 per call is reduced or repealed, it could have a negative effect upon our revenue stream. We have no control over what rules and regulations the state and federal regulatory agencies require us to follow now or in the future. It is possible for future regulations to be so financially demanding that they cause us to go out of business. We are not aware of any proposed regulations or changes to any existing regulations.

Telecommunications Act of 1996

The Telecommunications Act of 1996, regulatory and judicial actions and the development of new technologies, products and services have created opportunities for alternative telecommunication service providers, many of which are subject to fewer regulatory constraints. We are unable to predict definitively the impact that the ongoing changes in the telecommunications industry will ultimately have on our business, results of operations or financial condition. The financial impact will depend on several factors, including the timing, extent and success of competition in our markets, the timing and outcome of various regulatory proceedings and any appeals, and the timing, extent and success of our pursuit of new opportunities resulting from the Telecommunications Act of 1996 and technological advances.

Research and Development

We have not expended any money in the last two fiscal years on research and development activities.

Seasonality

Our revenues from payphone operation are affected by seasonal variations, geographic distribution of payphones and type of location. Because we operate in the northeastern part of the country with many of the payphones located outdoor, weather patterns affect our revenue streams. Revenues drop off significantly during winter and conversely show an increase in the spring and summer. Revenues are generally lowest in the first quarter and highest in the third quarter.

Employees

The company does not have any employees.  John F. Passalaqua is our Chief Financial Officer, Secretary and Director and Carl E. Worboys is our President and Director.

DESCRIPTION OF PROPERTIES

At the present time we do not own or lease any real property.  Our operations are conducted our of Carl Worboy’s residence, located at 118 Chatham Road, Syracuse, NY 13203. Carl Worboys provides us this office space free of charge.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings nor are we aware of any investigation, claim or demand made on the company that may reasonably result in any legal proceedings.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The offering price of our common stock was arbitrarily determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. There is currently no market for our common stock.  Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Bulletin Board (OTCBB). The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDENDS

We have never declared dividends. We do not intend to declare any dividends in the foreseeable future. We presently intend to retain earnings, if any, for the development and expansion of our business.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering an aggregate of 6,425,537 shares of our common stock registered in a registration statement of which this prospectus is a part. The Selling Stockholders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act.

To the best of our knowledge, none of the Selling Stockholders are a broker-dealer, underwriter or affiliate thereof. The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; the percentage owned by each upon completion of the offering.

There are no relationship between any of the Selling Stockholders and any of the executive officers and directors of the Company.

The Selling Stockholders include 169 of the Company’s shareholders. The Directors and Officers will not be able to sell their shares unless registered with the Securities and Exchange Commission under the Securities Act of 1933 which the Company does currently contemplate doing.
The following is a list of the Selling Stockholders:

	PEGASUS TEL, INC.

	SELLING STOCKHOLDER	CONTROL PERSON (IF ANY)	SHARES

1	AASE ROLF		13
2	ANCORA GREATER CHINA FUND LP	JOHN MICKLITSCH	15,293
3	BARRETTO JOSE M SR		2
4	BATTAGLIA ANTHONY		7
5	BATTAGLIA LENNY		7
6	BECKLEY SARAH		200,000
7	BIGLER KEITH E		4
8	BIGLER VIRGINIA B		4
9	BLAIR RICHARD E		1
10	BOTTJEN DENNIS G SOUTHWST IRA ROLLOVER CUST		1,067
11	BOTTJEN DENNIS G SOUTHWST ROLLOVER IRA CUST		1,083
12	BROWN GLEN R		2
13	BROWNFIELD LYMAN		2
14	BURNS JOHN SR		1,285
15	CARBONA PATTIANNE		400,000
16	CARLSON RONALD D		3
17	CARLSON RONALD D & ANGELA R		1
18	CATRICOLA JOHN		200,000
19	CGM C/F RONALD I HELLER IRA		3,330
20	FANG CHEN		5,467
21	CHERRY HOWARD		1
22	CHEUNG WAI MING		1
23	CHRISTOPHER KATHY R		410
24	COBALT BLUE LLC	MARY PASSALAQUA	83
25	COLEMAN ERROL % COLUMBUS TRADERS		7
26	COLLEY JOEL E		1
27	COMMONWEALTH CAPITAL CORP	CHARLES GOFF	20

28	CORONADO CAPITAL PARTNERS LP	WILLIAM HELLER	15,000
29	COZZI MICHAEL A		6
30	CREIGHTON PAUL N		2
31	CURTIS MARVIN R		2
32	DARBY KENNETH O		27
33	DEAN MARCUS HERBERT		2
34	DEAN MICHAEL J		2
35	DEMEESTER WAYNE F		1
36	DIXON RICHARD A		1
37	DONG WANG WEI		2,761
38	DREYFOUS JAMES C		3
39	DREYFOUS MARGARET C		2
40	DRIGGS LEONARD E		16
41	EMMETT A LARKIN C/F M L SMITH ROTH		21
42	ENABLE GROWTH PARTNERS LP	MITCHELL SLEVINE	126,832
43	ENABLE OPPORTUNITY PARTNERS LP	MITCHELL SLEVINE	14,856
44	EUBANK CHARLES S JR		7
45	EVANS MARY K		401,166
46	FARBMAN MAX A		2
47	FELT PHILIP L SR		1
48	GARDNER JAMES L		1
49	GIAUQUE WILLIAMS TRUSTEES		11
50	GILLETTE ISLA & PERRY		2
51	GODIN AMANDA		400,000
52	GOFF CHARLES W		2
53	GOFF CHARLES W SR TTEE		90
54	GOFF GLORIS P C/F CHARLES W III		2
55	GOFF GLORIS P C/F EMILY M		2
56	GOFF GLORIS P C/F MICHAEL A		2
57	GOFF GLORIS P C/F STEVEN C		2
58	GOFF NORAH L		2
59	GOFF STEPHANIE ANN		2
60	GRADY JAMES J		1
61	HELLER CAPITAL INVESTMENTS LLC	STEVE HART	6,660
62	HORNE ROBERT H		20
63	HSBC TRINKAUS & BURKHARDT KGAA	SIMONE KOPPER	20,509
64	HUBER ERICH		7
65	HUBER ERICH D & CHERIE C AS TTEE***		2
66	HUBER ERICH D INTER VIVOS FAMILY TR		1
67	INTERCAP INC	LARRY FORTMAN	9
68	IRION RICHARD DR		2
69	J J PASSIAS TR	JOHN PASSIAS	3
70	JAYHAWK PRIVATE EQUITY CO-INVEST FD	MICHAEL SCHMITZ	5,240
71	JAYHAWK PRIVATE EQUITY FUND LP	MICHAEL SCHMITZ	83,246
72	JENSEN TIFFNY		3
73	JOHNSON J RAYMOND & GERALDINE		1
74	JUN LI		19,366
75	JURKOVIC ZDRAVKO		84
76	KICKLITER GEORGE D		1
77	KILLIAN ROBERT		15

78	KINGSTON DAVID O		1
79	KNUDSEN BOB JR		2
80	KOPAUNIK KEVIN		901,642
81	KUHNS PAUL		431
82	KUI BIAN SHU		14,496
83	LARKO		2
84	LEYVA CARMEN		54
85	LI TIE		2,281
86	LIEBMAN STEVEN		394
87	LIU XIAO BING		15,420
88	LOMBARDO ANTHONY		1,285
89	LOMBARDO ANTHONY E		400,000
90	MARSHALL JOHN G		11
91	MC KNIGHT DEVELOPMENT CORP PRFT SH	HOMER R MCKNIGHT	2
92	MC KNIGHT HOMER R & SHIRLEY M		7
93	MCGUINESS LEWIS A		1,285
94	MCGUINNESS REBECCA		401,285
95	MCKNIGHT & HOSTERMAN ARCHITECTURAL	HOMER R MCKNIGHT	2
96	MCKNIGHT DEVELOPMENT CORP	HOMER R MCKNIGHT	1
97	MIDSOUTH INVESTOR FUND LP	LO HEIDTKE	21,848
98	MIN ZHONG ZHI		32,798
99	MITCHELL CYNTHIA		8
100	MITCHELL RON K & CYNTHIA K		16
101	MITCHELL RON K C/F MITCHELL CHILDRN		7
102	MITCHELL RONALD K		47
103	MORGAN KAYE W		8
104	NELSON RUTH T		1
105	OCEANOAR & CO	DAVID OESTREICHER	234,712
106	OSTLER DEBORAH A LIVING TRUST		7
107	OSTLER STEVEN A		4
108	PACKER THANE G		9
109	PASSAIS NICK J O D & JOAN		1
110	PASSALAQUA JOSEPH		443
111	PASSALAQUA JOSEPH J		501,087
112	PASSALAQUA STEPHANIE		131
113	PASSIAS DEBRA A		1
114	PASSIAS DR JOHN J		1
115	PASSIAS J J TTEE PENSION PLAN	JOHN PASSIAS	6
116	PETERSON JOHN M		12
117	PETTERSON J W		1,285
118	PIERCE DIVERSIFIED STRATEGY MSTR FD	ADAM EPSTEIN	6,882
119	PRECEPT CAPITAL MASTER FUND GP	MICK ROOSSIEN	15,293
120	QUINNEY DAVID E JR		2
121	RACHEL JOAN		13
122	RIMMASCH KIM M		4
123	RITZ GORDON JERRON JR		7
124	ROSS MICHAEL J SOUTHWEST SEP IRA..		1,583
125	ROTHSTEIN H L TTEE H ROTHSTEIN TR..		394
126	SAVAGE HOPE		401,284
127	SCORTINO STEPHANIE		500,000

128	SEI PRIVATE TR CO FAO JM SMUCKER CO	SUZANNE ROKOSNYIVE	22,590
129	SHERANIAN MARK		2
130	SHEVELEVA INNA		401,285
131	SHOEN SAM		2,156
132	SHUN CHONG		22,925
133	SHUPE WILLIAM R TRUSTEE		7
134	SJOBERG DUANE G & SONDRA S		2
135	SKAGGS DON L		6
136	SOLLISH MARGARET L		200,560
137	SOLOMON MARK		1
138	SOLOMON SUSAN TRUST		1
139	STEVER DAVID F		547
140	STRAUS PARTNERS LP	CRAIG CONNERS	22,122
141	STRAUS-GEPT PARTNERS LP	CRAIG CONNERS	27,037
142	STROSCHEIN PAUL		1
143	SUAREZ CELSO JR		157
144	SUNYICH FAMILY TRUST	STEVEN L SUNYICH	12
145	SUNYICH KATHRYN JOY		9
146	SUNYICH STEVEN L		2
147	TABAR WILLIAM J		2
148	TERRY DR STEPHEN KEOUGH RET PLAN		2
149	TERRY DR STEPHEN R		3
150	THOMPSON MARC L		1
151	TORSON CHARLES R		27
152	TRI AMERICAN ARMS	CHARLES GOFF	6
153	VEENKER JOSEPHINE V TTEE		1
154	VISION OPPORTUNITY MASTER FUND LTD	ADAM BENOWITZ	192,834
155	VISION CAPITAL ADVANTAGE FUND LP	ADAM BENOWITZ	56,993
156	VOZOS NANCY		6
157	WAGNER I J		4
158	WANG LI SHU		32,798
159	WARNER RICHARD L		2
160	WHITEBOX INTERMARKET PARTNERS LP	BARB RELLER	32,772
161	WIGHTMAN JENNIE G		2
162	WILLIAMS CHARLES O		7
163	WILLIS KENTON W		6
164	WILMES GLEN T		2
165	XIANG SHUN YING		14,353
166	ZAHARIAS JARRY J		17
167	ZHONG SHANG JIAN		6,523
168	ZHUO QING HUI		9,165
169	ZIONS 1ST NATL BNK TTEE J DREYFOUS	JULES DREYFOUS	2
	TOTAL SHARES		6,425,537

Selling Stockholder Relationships

To the best of our knowledge, none of the Selling Stockholders:

1.	Is an affiliate of a broker-dealer;

2.	Has had a material relationship with us other than as a stockholder at any time within the past three years; or

3.	Has ever been one of our officers and directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Stockholders to sell their shares on a continuous or delayed after this registration statement is declared effective by the Securities and Exchange Commission. The Selling Stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	In public markets as the common stock may be trading from time to time;

•	In privately negotiated transactions;

•	Through the writing of options on the common stock;

•	In short sales; or

•	In any combination of the aforementioned methods of distributions.

We have arbitrarily established the offering price. There is currently no market for our common stock Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Pink Sheets. The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders. As our common stock is quoted on the OTC Bulletin Board, the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;

•	a price related to such prevailing market price of our common stock; or

•	such other price as the Selling Stockholders determine from time to time.

The Selling Stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Stockholders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Stockholders are expected to pay the usual and customary brokerage fees for such services.
 We can provide no assurance that all or any of the common stock offered will be sold by the Selling Stockholders named in this prospectus.

The estimated costs of this offering are $70,996. We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the Selling Stockholders or any other such person. In the event that the Selling Stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the Selling Stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors, executive officers and key consultants as well as the principal offices and positions held by each person. We are managed by our Board of Directors. Currently, the Board has two members. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected an executive officer.

Name	Age	Position with Pegasus	Year First Became a Director
Carl E. Worboys	66	President and Director (Principal Executive Officer)	2004
John F. Passalaqua	73	Chief Financial Officer, Secretary and Director (Principal Financial Officer)	2004

Biographies:

Carl E. Worboys is a practicing attorney in the State of New York.  He has been active in the public payphone business for several clients.  From 1992 to 2004, Mr. Worboys was in charge of regulatory affairs for American Telecommunications Enterprises, Inc., a long distance carrier, and is responsible for the development of payphone leasing programs for the carrier.  From October 2004 to September 2006, Mr. Worboys served as an executive officer and director of Dolce Ventures, Inc.

John F. Passalaqua has been serving as the Chief Financial Officer, Secretary and Director of the company since October 2004. Mr. Passalaqua served as technical support employee for several payphone companies in the local area, including Daytone, Inc., a New York based phone company from September 2001 to September 2004. He was elected an officer and director of Dolce Ventures, Inc. in October 2004 through September 2006.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships amongst Directors and Officers:

None of the Officers or Directors are related.

Involvement in Certain Legal Proceedings

None of the executive officers of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

DIRECTOR AND OFFICER COMPENSATION

No compensation has been awarded to, earned by or paid to our officers or directors since our inception in 2002. Management has agreed to act without compensation until authorized by our Board of Directors. As of the date of this Annual Report, we have no funds available to pay officers or directors. Further, our officers and directors are not accruing any compensation pursuant to any agreement with us.

Indemnity

The Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Delaware for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Director Compensation

We do not currently pay any cash fees to our directors, but we pay directors’ expenses in attending board meetings. During the year ended December 31, 2008, no director expenses were reimbursed.

Employment Agreements

The Company is not a party to any employment agreements.

Significant Employees

The Company has no employees.  Our executive officers and directors serve as such on as-needed basis. The Company does not have any consultants or third parties.

Committees of the Board of Directors

Because of our limited resources, our Board does not currently have an established audit committee or executive committee. The current members of the Board perform the functions of an audit committee, governance/nominating committee, and any other committee on an as needed basis. If and when the Company grows its business and/or becomes profitable, the Board intends to establish such committees.

Code of Business Conduct and Code of Ethics

Our Board has not adopted a Code of Business Conduct and Ethics due to the Company’s limited size. As our business grows, we anticipate adopting a Code of Business Conduct and Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following page sets forth certain information concerning the beneficial ownership of our common stock by (i) each person known by us to be the owner of more than 5% of our outstanding common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group, without naming them.. In general, “beneficial ownership” includes those shares a shareholder has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days.

Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Unless otherwise indicated, the address of each of reporting person is c/o Pegasus Tel, Inc., 118 Chatham Road, Syracuse, NY 13203.

Beneficial Owner	Amount and Nature of Beneficial Ownership As of the Record Date	Percentage of Beneficial Ownership (1)

Carl E. Worboys President and Director (Principal Executive Officer)	2,502,189	12.38%

John F. Passalaqua (2) Chief Financial Officer, Secretary and Director (Principal Financial/Accounting Officer)	3,103,367	15.35%

Joseph C. Passalaqua (3)	7,501,285	37.10%

Mary Passalaqua (4)	7,501,285	37.10%

Joseph J. Passalaqua (5)	1,001,087	4.95%

All Officers and Directors as a group (without naming them) (2 persons)	5,605,556	27.73%

(1)	Based on 20,215,136 shares of common stock issued and outstanding as of the date of this prospectus.
(2)	Includes 401,285 shares of common stock held by Inna Sheveleva. Inna Sheveleva is the wife of John F. Passalaqua, Chief Financial Officer, Secretary and Director of the Company.
(3)	Includes 2,500,000 shares of common stock held by Mary Passalaqua. Mary Passalaqua is the wife of Joseph C. Passalaqua.
(4)	Includes 5,001,285 shares of common stock held by Joseph C. Passalaqua. Joseph C. Passalaqua is the husband of Mary Passalaqua.
(5)	Includes 500,000 shares of common stock held by Stephanie Scortino. Stephanie Scortino is the wife of Joseph J. Passalaqua.

DESCRIPTION OF SECURITIES

General

On February 19, 2002, we filed a Certificate of Incorporation with the Secretary of State of Delaware.  Our authorized capital was 1,000 shares of common stock, no par value.

On September 21, 2006, we filed an Amended and Restated Certificate of Incorporation increasing our authorized capital to 110,000,000 shares, of which 100,000,000 shares were designated as Common Stock, par value $0.0001 per share, and the remaining 10,000,000 as Preferred Stock, par value $0.0001 per share.  The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such shares shall be determined by the Board of Directors from time to time, without stockholder approval.

On May 15, 2007, the Company filed an Amended Certificate of Incorporation and there was forward stock split 5,100 to 1.  This change is retro-active and therefore changes the 1,000 shares of common stock issued on December 31, 2003 to 5,100,000 shares of common stock.  The par value remains at $.0001 per share.

On August 5, 2008, we filed a Certificate of Designations, Powers, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware thereby designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.0001 (the “Series A Preferred Stock”).  Prior to the filing of the Certificate of Designation, there were no shares of preferred stock designated or issued. Pursuant to the Certificate of Designation, each share of Series A Preferred Stock may be converted at any time by Pegasus or the holders thereof into ten (10) fully-paid and non-assessable shares of Pegasus Common Stock.

Common Stock

There is currently no market for our common stock.  Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Pink Sheets..  As of the date of this prospectus, there are 20,215,136 shares of common stock issued and outstanding.

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. A simple majority (51%) of the capital stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any shareholders’ meeting. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

As of the date of this prospectus, there are 180 shareholders of record.

Preferred Stock

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement for $0.0001per share of Series A Preferred Stock. Pegasus issued the Series A Preferred Stock pursuant to an exemption under Section 4(2) of the Securities Act due to the fact that it did not involve a public offering of securities. The shares of Series A Preferred Stock are “restricted securities” (as such term is defined in the Securities Act).

On August 18, 2008 and pursuant to the Certificate of Designation, Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 3(a)(9) of the Securities Act due to the fact that the securities were exchanged upon conversion of the Series A Preferred Stock held by existing security holders and there was no commission or other remuneration paid or given directly or indirectly for soliciting such exchange.

 Dividends

We have never declared dividends. We do not intend to declare any dividends in the foreseeable future. We presently intend to retain earnings, if any, for the development and expansion of our business.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Sourlis Law Firm has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock. The Sourlis Law Firm has consented to being named as an expert in our registration statement. Their consent to being named as Experts is filed as Exhibit 5.1 to the Registration Statement of which this Prospectus is a part.

Robison, Hill & Co., our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Robison, Hill & Co. has presented its report with respect to our audited financial statements. The report of Robison, Hill & Co.
 is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Delaware for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions and Corporate Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “Pegasus” in this prospectus collectively refers to the Company.

General

Pegasus Tel, Inc., or Pegasus, was incorporated under the laws of the State of Delaware on February 19, 2002 to enter into the telecommunication business.

On September 21, 2006, the Company filed Amended and Restated Certificate of Incorporation increasing its authorized capital to 110,000,000 shares, of which 100,000,000 shares were designated as Common Stock, par value $0.0001 per share, and the remaining 10,000,000 as Preferred Stock, par value $0.0001 per share.  The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such shares shall be determined by the Board of Directors from time to time, without stockholder approval.

On May 7, 2007, we filed a Registration Statement on Form 10-SB (File No.: 0-52628), or the Registration Statement, with the SEC to register the Pegasus common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Registration Statement went effective on July 6, 2007 through the operation of law 60 days after its initial filing. On March 23, 2009, we filed with the SEC a Form 15 to deregister our common stock under Section 12 of the Exchange Act and to terminate our status as a reporting company under the Exchange Act.

On May 15, 2007, the Company filed an Amended Certificate of Incorporation to effectuate a forward stock split 5,100 to 1.  This change is retro-active and therefore changes the 1,000 shares of common stock issued on December 31, 2003 to 5,100,000 shares of common stock.  The par value remains at $0.0001 per share.

On August 5, 2008, Pegasus filed a Certificate of Designations, Powers, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware thereby designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.0001 (the “Series A Preferred Stock”).  The Certificate of Incorporation of Pegasus authorizes the designation and issuance of an aggregate of ten million (10,000,000) shares of preferred stock in one or more series with all rights and privileges determined by the Board of Directors of Pegasus.  Prior to the filing of the Certificate of Designation, there were no shares of preferred stock designated or issued. Pursuant to the Certificate of Designation, each share of Series A Preferred Stock may be converted at any time by Pegasus or the holders thereof into ten (10) fully-paid and non-assessable shares of Pegasus Common Stock.

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement for $0.0001per share of Series A Preferred Stock. Pegasus issued the Series A Preferred Stock pursuant to an exemption under Section 4(2) of the Securities Act due to the fact that it did not involve a public offering of securities. The shares of Series A Preferred Stock are “restricted securities” (as such term is defined in the Securities Act).

On August 18, 2008, Sino Gas International Holdings, Inc., a Utah corporation, or Sino, (OTCBB: SGAS), our former parent company, distributed to its stockholders of record as of August 15, 2008 100% of the issued and outstanding common stock of Pegasus.  The ratio of distribution of the distribution was one (1) share of common stock of Pegasus for every twelve (12) shares of  common stock of Sino (1:12).  Fractional shares were rounded up to the nearest whole-number.  An aggregate of 2,215,136 shares of Pegasus common stock were issued pursuant to the distribution to an aggregate of 167 Sino stockholders. The Pegasus common stock issued were and remain “restricted securities” (as defined in Rule 144 of the Securities Act of 1933, as amended), and were issued pursuant to the exemptions from the registration requirements of the Securities Act afforded the company under Section 4(2) of the Securities Act due to the fact that the distribution did not involve a public offering of securities.  There currently is no market for the Pegasus common stock.

On August 18, 2008 and pursuant to the Certificate of Designation, Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 3(a)(9) of the Securities Act due to the fact that the securities were exchanged upon conversion of the Series A Preferred Stock held by existing security holders and there was no commission or other remuneration paid or given directly or indirectly for soliciting such exchange.

Services and Products

We own, operate and manage privately owned public payphones in the County of Delaware, State of New York. As of December 31, 2008, we owned, operated and managed 13 payphones. We may pay site owners a commission based on a flat monthly rate or on a percentage of sales. Some of the businesses include, but are not limited to, retail stores, convenience stores, bars, restaurants, gas stations, colleges and hospitals. In the alternative, our agreement with business owners may be to provide the telecommunications services without the payment of any commissions.

Seasonality

Our revenues from payphone operation are affected by seasonal variations, geographic distribution of payphones and type of location. Because we operate in the northeastern part of the country with many of the payphones located outdoor, weather patterns affect our revenue streams. Revenues drop off significantly during winter and conversely show an increase in the spring and summer. Revenues are generally lowest in the first quarter and highest in the third quarter.

Our installed payphone base generates revenue from two principal sources: coin-calls and non-coin calls.

1. Coin calls:

Coin calls represent calls paid for by customers who deposit coins into the payphones. Coin call revenue is recorded as the actual amount of coins collected from the payphones.

2. Non-Coin calls:

Non-coin revenue includes commissions from operator service telecommunications companies and a “dial-around” commission of $0.494 per call that the FCC requires sellers of long distance toll free services to pay payphone owners. The commissions for operator services are paid 45 days in arrears. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Market and Competition

The market in which we do business is highly competitive and constantly evolving. We face competition from the larger and more established companies -- from companies that develop new technology, as well as the many smaller companies throughout the country. The last several years have shown a marked increase in the use of cellular phones and toll free services which cut into our potential payphone customer base. Companies that have greater resources, including but not limited to, a larger sales force, access to more capital, larger manufacturing capabilities and greater ability to expand their markets also cut into our potential payphone customers. Many of our competitors have longer operating histories, significantly greater financial strength, nationwide advertising coverage and other resources that we do not have. Our competitors might introduce a less expensive or more improved payphone. These, as well as other factors can have a negative impact on our income.

The competition from cellular phones is a very serious threat that can result in substantially less revenue per payphone. We have attempted to address this issue by avoiding locations that service business travelers. For many years, these locations were the most lucrative, but now they are the locations most impacted by the cellular user.

The large former Bell companies who provide local service dominate the industry. These companies have greater financial ability than us, and provide the greatest competitive challenge. However, we compete with these companies by paying a commission to the site owner. The commission is an enticement for the site owner to use our phone on its site. We believe we are able to provide a higher quality customer service because the phones alert us to any technical difficulties, and we can service them promptly. The ability to immediately know that a problem exists with a payphone is very important because down time for a phone means lost revenue for us.

Industry Trends

Technological, regulatory and market changes have provided telephone companies with opportunities and challenges. These changes have allowed service providers to broaden the scope of their own competitive offerings. Current and potential competitors for network services include other telephone companies, cable companies, wireless service providers, foreign telecommunications providers, satellite providers, electric utilities, Internet service providers, providers of VoIP services, and other companies that offer network services using a variety of technologies. Many of these companies have a strong market presence, brand recognition and existing customer relationships, all of which contribute to intensifying competition.

We are unable to predict definitively the impact that the ongoing changes in the telecommunications industry will ultimately have on our business, results of operations or financial condition. The financial impact will depend on several factors, including the timing, extent and success of competition in our markets, the timing and outcome of various regulatory proceedings and any appeals, and the timing, extent and success of our pursuit of new opportunities.

Costs related to our operations.

The principal costs related to the ongoing operation of our payphones include telecommunication costs, commissions and depreciation. Telecommunication expenses consist of payments made by us to local exchange carriers and long distance carriers for access to and use of their telecommunications networks and service and maintenance costs. Commission expense represents payments to owners or operators of the premises at which a payphone is located.

Fiscal year ended December 31, 2008 compared to the fiscal year ended December 30, 2007.

Results of Operations

At December 31, 2008, we had $618 cash on hand, as compared to $425 at December 31, 2007.  At December 31, 2008, we had a stockholders’ deficit of $(124,413), as compared to $(83,711) at December 31, 2008.  Since our inception we have incurred $(182,277) in losses as of December 31, 2008.

Our total revenue decreased by $3,312, from $10,059 for the year ended December 31, 2007 to approximately $6,747 for the year ended December 31, 2008. This decrease was primarily due to a decline in payphone customers from 2007 to 2008 and a lower volume of calls. In the fiscal years ended 2007 and 2008, the company lost 2 payphone customer locations.

Our coin call decreased by $1,750, from $4,026 for the year ended December 31, 2007 to approximately $2,276 for year ended December 31, 2008.  This increase was primarily due to a correction in the current year of a previous problem of disrupted service at the central office of Margaretville Telephony Company, the Company’s sole dial tone provider.

Our non-coin call revenue, or commission income, which is comprised primarily of “dial around” revenue and operator service revenue decreased $1,562 from $6,033 for the year ended December 31, 2007 to $4,471 for the year ended December 31, 2008. This decrease was primarily due to a decline in payphone customers from 2007 to 2008 and a lower volume of calls. In the fiscal years ended 2007 and 2008, the company lost 2 payphone customer locations. The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per “dial-around” call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Our local service revenue which is comprised primarily of service for payphone customers remained the same at $2,520 for the years ended December 31, 2008 and 2007.

Costs of services

Our overall cost of services decreased by $2,061, from $5,904 for the year ended December 21, 2007, to $3,843 for the year ended December 31, 2007.  The principal costs related to the ongoing operation of our payphones include telecommunication costs, commissions and depreciation. Telecommunication costs consist of payments made by us to local exchange carriers and long distance carriers for access to and use of their telecommunications networks and service and maintenance costs. Commission expense represents payments to owners or operators of the premises at which a payphone is located. Telecommunication costs decreased by $110 for the year ended December 31, 2008 when compared to the same period in 2007.  Commissions decreased by $1,442 for the year ended December 31, 2008 when compared to the same period in 2007 due to a lower volume of calls. Depreciation decreased by $509 for the year ended December 31, 2008 when compared to the same period in 2007. In 2008 the payphone equipment was fully depreciated.

Once a low revenue payphone is identified, we offer the site owner an opportunity to purchase the equipment. If the site owner does not purchase the payphone, we remove it from the site. Also a correction was made at the central office of Margaretville Telephony Company to provide a higher level of uninterrupted service to increase revenue in the future. We own telephone equipment which provides a service for a number of years. The term of service is commonly referred to as the "useful life" of the asset. Because an asset such as telephone equipment or motor vehicle is expected to provide service for many years, it is recorded as an asset, rather than an expense, in the year acquired. A portion of the cost of the long-lived asset is reported as an expense each year over its useful life and the amount of the expense in each year is determined in a rational and systematic manner.

Operation and Administrative expenses

Operating expenses decreased by $30,970, from $66,459 for the year ended December 31, 2007 to $35,489 for the year ended December 31, 2008. Professional fees decreased from $65,458 for the fiscal year ended December 31, 2007 to $31,970 for the fiscal year ended December 31, 2008.  Professional fees include fees the Company pays for accountants, bookkeepers and attorneys throughout the year for performing various tasks. This decrease was primarily due to decrease in legal fees when comparing the same period ending 2007 and 2008. Outside Services expenses increased by $942 in 2008. General and Administrative expenses, which is primarily consists of office expenses, increased from $1,211 for the year ended December 31, 2007 to $2,577in the fiscal year ended December 31, 2008.

The six months ended June 30, 2009 compared to the six months ended June 30, 2008.

Results of Operations

At June 30, 2009, we had $450 cash on hand, as compared to $618 at December 31, 2008.  At June 30, 2009, we had a stockholders’ deficit of $ (142,220), as compared to $(124,413) at December 31, 2008.  Since our inception we have incurred $(200,084) in losses as of June 30, 2009.

Our total revenue decreased by $1,229, from $3,406 for the six months ended June 30, 2008 to approximately $2,177 for the six months ended June 30, 2009. This decrease was primarily due to a decline in payphone customers from 2008 to 2009 and a lower volume of calls. In the fiscal year ended 2008 and the quarter ended June 30, 2009 the company has lost payphone customer locations.

Our coin call decreased by $509, from $1,103 for the six months ended June 30, 2008 to approximately $594 for six months ended June 30, 2009.  This increase was primarily due to a correction in the current year of a previous problem of disrupted service at the central office of Margaretville Telephony Company, the Company’s sole dial tone provider.

Our non-coin call revenue, or commission income, which is comprised primarily of “dial around” revenue and operator service revenue decreased $540 from $1,043 for the six months ended June 30, 2008 to $503 for the six months ended June 30, 2009. This decrease was primarily due to a decline in payphone customers in 2008 and 2009 and a lower volume of calls. In the fiscal year ended 2008 and 2009, the company lost payphone customer locations. The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per “dial-around” call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Our local service revenue which is comprised primarily of service for payphone customers decreased by $180, from $1,260 in the six months ended June 30, 2008 to $1,080 in the six months ended June 30, 2009.

Costs of Services

Our overall cost of services decreased by $159, from $1,920 for the six months ended June 30, 2008, to $1,761 for the six months ended June 30, 2009.  The principal costs related to the ongoing operation of our payphones include telecommunication costs, commissions and depreciation. In 2009, there were no Commission or Depreciation costs. Telecommunication costs consist of payments made by us to local exchange carriers and long distance carriers for access to and use of their telecommunications networks and service and maintenance costs. Commission expense represents payments to owners or operators of the premises at which a payphone is located. In 2009, there were no Depreciation costs as the payphone equipment was fully depreciated. Telecommunication costs decreased by $61 for the six months ended June 30, 2009 when compared to the same period in 2008.  Commissions decreased by $98 for the six months ended June 30, 2009 when compared to the same period in 2008 due to a lower volume of calls.

Once a low revenue payphone is identified, we offer the site owner an opportunity to purchase the equipment. If the site owner does not purchase the payphone, we remove it from the site. Also a correction was made at the central office of Margaretville Telephony Company to provide a higher level of uninterrupted service to increase revenue in the future. We own telephone equipment which provides a service for a number of years. The term of service is commonly referred to as the "useful life" of the asset. Because an asset such as telephone equipment or motor vehicle is expected to provide service for many years, it is recorded as an asset, rather than an expense, in the year acquired. A portion of the cost of the long-lived asset is reported as an expense each year over its useful life and the amount of the expense in each year is determined in a rational and systematic manner.

Operation and Administrative expenses

Operating expenses decreased by $16,339, from $29,925 for the six months ended June 30, 2008 to $13,586 for the six months ended June 30, 2009. Professional fees decreased by $17,783 from $29,545 for the fiscal six months ended June 30, 2008 to $11,762 for the fiscal six months ended June 30, 2009.  Professional fees include fees the Company pays for accountants, bookkeepers and attorneys throughout the year for performing various tasks. This decrease was primarily due to decrease in accounting fees when comparing the same six month period ending 2008 and 2009. Outside Services expenses increased by $1,633 in 2009. General and Administrative expenses, which primarily consists of office expenses, decreased by $189, from $380 for the six months ended June 30, 2008 to $191 in the fiscal six months ended June 30, 2009.

Going Concern Qualification

In their Independent Auditor's Report for the fiscal years ending December 31, 2007 and December 31, 2008, Robison, Hill & Co., our auditors, states that we have incurred annual losses since inception raising substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resources

At June 30, 2009, we had $450 cash on hand and a stockholders’ deficit of $(142,220).  In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern.  Our primary source of liquidity has been from borrowing funds from certain executive officers and principal stockholders related to certain of our executive officers. As of December 31, 2008 and 2007, we had $618 and 425 in cash and cash equivalents respectively. Our net loss for years ended December 31, 2008 and 2007 were $(40,882) and $(65,711) respectively.  Our accounts receivable for the years ended December 31, 2008 and 2007 were $1,542 and $1,911, respectively.  The accumulated deficit as of December 31, 2008 was $ (182,277). As of June 30, 2009, we had $450 in cash and cash equivalents on hand and a net loss for the six months of $17,807. Our accounts receivable for the six months ended June 30, 2009 was $110.  The accumulated deficit as of June 30, 2009 is $(200,084).

As of December 31, 2008 and June 30, 2009, the Company owed $68,487 in Related Party Notes Payable.  These notes are owed to Shareholders of the Company, Joseph Passalaqua and Mary Passalaqua.  These notes are accruing simple interest of 10%, 15% and 18% annually. As of December 31, 2008, the Company owed a total principle balance of $68,487 related to these notes and had accrued $11,321 in simple interest. As of June 30, 2009, the Company owed a total principle balance of $68,487 related to these notes and had accrued 15,858 in simple interest.

As of December 31, 2008, the Company owed $18,691 in Related Party Accounts Payable. As of December this balance includes $7,794 due to Lyboldt-Daly Inc. for bookkeeping expenses and $10,673 due to Joseph Passalaqua (a major shareholder of the Company and brother to John F. Passalaqua, an officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  It also includes $224 owed to Carl Worboys, an officer of the Company.  These amounts are non-interest bearing.

As of June 30, 2009, the Company owed $18,839 in Related Party Accounts Payable. As of June 30, 2009 this includes $7,942 payable to Lyboldt-Daly Inc. for bookkeeping expenses and $10,673 due to Joseph Passalaqua (a major shareholder of the Company and brother to John F. Passalaqua, an officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  It also includes $224 owed to Carl Worboys, an officer of the Company. These amounts are non-interest bearing

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies & Estimates

The following describes critical accounting policies and estimates:

 Use of Estimates

It is important to note that when preparing the financial statements in conformity with U.S. generally accepted accounting principles, management is required to make certain estimates and assumptions that affect the amounts reported and disclosed in the financial statements and related notes.  Actual results could differ if those estimates and assumptions approve to be incorrect.

On an ongoing basis, we evaluate our estimates, including those related to estimated customer life, used to determine the appropriate amortization period for deferred revenue and deferred costs associated with licensing fees, the useful lives of property and equipment and our estimates of the value of common stock for the purpose of determining stock-based compensation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Revenue Recognition

The Company derives its primary revenue from the sources described below, which includes dial-around revenues, operator service revenue, coin collections, telephone equipment repairs, and sales. Other revenue generated by the company includes sales commissions.

The Dial Around revenue is recognized when the billing and collection agent of the Company, APCC, calculates and compensates the Company for the use of the payphone on a quarterly basis by billing the actual party’s long distance carrier that received the calls.  The date of the Dial Around revenue recognition is determined when this compensation is collected and deposited into the Company’s bank account.

The Operator Service revenue is recognized when the collection agents of the Company, Legacy Long Distance and US Intercom calculates and compensates the Company for the use of operator services on a monthly basis. The date of the Operator Service revenue recognition is determined when this compensation is collected and deposited into the Company’s bank account.

Coin revenues are recorded in an equal amount to the coins collected.

Revenues on commissions, telephone equipment and sales are realized when the services are provided and payment for such services is deemed certain.

Recent Accounting Standards

In February 2007, the FASB issued SFAS no, 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 provides companies with an option to report selected financials assets and liabilities at fair value.  The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.  Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings.  The FASB has indicated it believes that SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting.  SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFA No. 107, “Disclosures about Fair Value of Financial Instruments.”SFAS 159 is effective for the Company as of the beginning of fiscal year 2008.  The adoption of this pronouncement is not expected to have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SPAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company would be required to report any noncontrolling interests as a separate component of stockholders’ deficit. The Company would also be required to present any net income attributable to the stockholders of the Company separately in its condensed consolidated statement of operations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financials Accounting Standards (“SFAS”) No. 141R, “Business Combinations” (“SFAS 141R”), which replaces SPAS No. 141 “Business Combinations”. SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interest, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring cost be expensed as incurred rather than capitalized a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any business acquired after the effective date of this pronouncement.

In March 2008, the FASB issued No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  (“SFAS 161").  SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of the periods ending, December 31, 2007 and 2008, the Company has determined an allowance for doubtful accounts is not necessary.

Fixed Assets

Fixed assets are stated at cost. Depreciation expense for the year ended December 31, 2008 and December 31, 2007, were $0 and $509 respectively.  As of December 31, 2008 the fixed asset has been fully depreciated. Depreciation and amortization were computed using the straight-line and accelerated methods over the estimated economic useful lives of the related assets as follows:
Asset	Rate

Payphone Equipment	5 years

Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss. Expenditures for maintenance and repairs are charged to expense as incurred.  Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Maintenance and repairs are charged to operations; betterments are capitalized.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the period applicable to the common stockholders’ by the weighted average number of common shares outstanding during the period.  There were no common equivalent shares outstanding during the periods ended December 31, 2007 and 2008.

Financial Instruments

The Company’s financial assets and liabilities consist of cash, inventory, accounts receivable, property and equipment, and accounts payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the sort-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes.”  SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Reclassification

Certain reclassifications have been made in the 2007 financial statements to conform to the December 31, 2008 presentation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONSAND CORPORATE GOVERNANCE

As of December 31, 2008, we had a related party accounts payable to Joseph C. Passalaqua in the amount of $10,673 and $14,887 in notes payable that are accruing 10% and 18% interest bearing per annum. As of December 31, 2008, $14,887 in principle and has accrued $1,143 in simple interest. We also have notes payable to Mary Passalaqua in the amount of $53,600 that are accruing 10% and 15% interest bearing per annum. As of December 31, 2008, $53,600 in principle and has accrued $10,178 in simple interest. Joseph C. Passalaqua is the brother of John F. Passalaqua, our Chief Financial Officer and Secretary and husband to Mary Passalaqua.  Mary Passalaqua is sister-in-law of John F. Passalaqua, our Chief Financial Officer, Secretary and Joseph C. Passalaqua’s wife.

As of June 30, 2009, we had a related party accounts payable to Joseph C. Passalaqua in the amount of $10,673 and $14,887 in notes payable that are accruing 10% and 18% interest bearing per annum. As of June 30, 2009, $14,887 in principle and has accrued $2,273 in simple interest.  We also have notes payable to Mary Passalaqua in the amount of $53,600 that are accruing 10% and 15% interest bearing per annum. As of June 30, 2009, $53,600 in principle and has accrued $13,585 in simple interest.  Joseph C. Passalaqua is the brother of John F. Passalaqua, our Chief Financial Officer and Secretary and husband to Mary Passalaqua.  Mary Passalaqua is sister-in-law of John F. Passalaqua, our Chief Financial Officer, Secretary and Joseph C. Passalaqua’s wife.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There currently is no trading market for our common stock and we cannot assure that one will develop or be maintained.In not, your investment might be illiquid.

There is currently no market for our common stock.  Upon the effectiveness of this registration statement, we intend to solicit a market-maker to apply with FINRA (formerly, the NASD) to have our common stock listed on the OTC Bulletin Board (OTCBB). We cannot assure that a market will develop or maintained.  In not, your investment might be illiquid.

If a trading market develops for our common stock, we will be subject to SEC regulations relating to “penny stock” and the market for our common stock could be adversely affected.

The SEC has adopted regulations concerning low-priced stock, or “penny stocks.” The regulations generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-priced stocks.

The penny stock regulations require that broker-dealers, who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchaser, receive the purchaser's written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules. The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders' ability to sell our common stock in the secondary market.

Transfer Agent

Fidelity Stock Transfer Company
8915 South 700 E.
Suite 102
Sandy, UT  84070
(801) 562-1300

Holders of Our Common Stock

As of the date of this prospectus, we had approximately 180 holders of record of our common stock, and no preferred stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules as well as our reports filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

PEGASUS TEL, INC.
(A Development Stage Company)

-:-

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ REPORT

DECEMBER 31, 2008 and 2007

CONTENTS

Page

Independent Registered Public Accountants’ Report	F - 1

Balance Sheets
December 31, 2008 and
December 31, 2007	F - 3

Statements of Operations for the year ended December 31, 2008 and for the year ended December 31, 2007 and the cumulative period from
February 19, 2002 (inception) to December 31, 2008	F - 4

Statement of Stockholders' Equity
Since February 19, 2002 (inception) to December 31, 2008	F - 5

Statements of Cash Flows for year ended December 31, 2008 and for the year ended December 31, 2007 and the cumulative period from
February 19, 2002 (inception) to December 31, 2008	F – 6

Notes to Financial Statements	F – 7

ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Pegasus Tel, Inc.

We have audited the accompanying balance sheets of Pegasus Tel, Inc. (a development stage company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008 and 2007, and the cumulative since February 19, 2002 (inception) to December 31, 2008. Pegasus Tel, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pegasus Tel, Inc. (a development stage company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008, and 2007 and the cumulative since February 19, 2002 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred net losses of approximately $182,000, has a liquidity problem and has minimal revenues, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
October 6, 2009

PEGASUS TEL, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,
	2008	2007
Assets:
Cash and Cash Equivalents	$618	$425
Accounts Receivable	1,542	1,911

Total Current Assets	2,160	2,336

Property and Equipment:
Payphone Equipment	12,600	12,600
Less Accumulated Depreciation	(12,600)	(12,600)

Net Property and Equipment	-	-

Total Assets	$2,160	$2,336

Liabilities:
Accounts Payable	$28,074	$27,650
Related Party Accounts Payable	18,691	14,656
Accrued Interest	11,321	3,441
Related Party Notes Payable	68,487	40,300

Total Current Liabilities	126,573	86,047

Total Liabilities	126,573	86,047

Stockholders' Equity:
Preferred Stock, Par value $0.0001, Authorized 10,000,000 shares
Issued 0 shares at December 31, 2008 and December 31, 2007	-	-
Common Stock, Par value $0.0001, Authorized 100,000,000 shares
Issued 20,215,136 shares at December 31, 2008 and
5,100,000 shares issued at December 31, 2007	2,022	510
Paid-In Capital	55,842	57,174
Deficit Accumulated During Development Stage	(182,277)	(141,395)
Total Stockholders' Equity	(124,413)	(83,711)

Total Liabilities and Stockholders' Equity	$2,160	$2,336

The accompanying notes are an integral part of these financial statements.

PEGASUS TEL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Cumulative
			Since
			February 19,
			2002
	For the Year Ended		Inception of
	December 31,		Development
	2008	2007	Stage
Revenues	$6,747	$10,059	$60,446
Costs of Services	(3,843)	(5,904)	(58,786)

Gross Margin	2,904	4,155	1,660

Expenses
Accounting	11,525	16,200	50,327
Advertising	-	-	770
Related Party Bookkeeping	4,445	4,048	10,765
General and Administrative	2,577	1,211	11,578
Legal	16,000	45,000	74,790
Outside Services	942	-	22,925

Operating Expenses	35,489	66,459	171,155

Other Income (Expense)
Interest, Net	(7,880)	(3,347)	(11,321)

Net Loss Before Taxes	(40,465)	(65,651)	(180,816)

Income and Franchise Tax	(417)	(60)	(1,461)

Net Loss	$(40,882)	$(65,711)	$(182,277)

Loss per Share, Basic &
Diluted	$(0.00)	$(0.01)

Weighted Average Shares
Outstanding	10,676,557	5,100,000

The accompanying notes are an integral part of these financial statements.

PEGASUS TEL, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

						Deficit
						Accumulated
						Since
						February 19,
						2002	Total
						Inception of	Stockholders'
	Preferred Stock		Common Stock		Paid in	Development	Equity
	Shares	Par Value	Shares	Par Value	Capital	Stage	Deficiency

Balance at February 19, 2002	-	$-	-	$-	$-	$-	$-

Net Loss	-	-	-	-	-	(25,809)	(25,809)

Balance at December 31, 2002	-	-	-	-	-	(25,809)	(25,809)

December 31, 2003, Stock Issued as Intercompany Dues	-	-	1,000	1	999	-	1,000

Forward Stock Split 5,100 to 1	-	-	5,099,000	509	(509)		-

Net Loss	-	-	-	-	-	(15,704)	(15,704)

Balance at December 31, 2003	-	-	5,100,000	510	490	(41,513)	(40,513)

Net Loss	-	-	-	-	-	(6,508)	(6,508)

Balance at December 31, 2004	-	-	5,100,000	510	490	(48,021)	(47,021)

Net Loss	-	-	-	-	-	(11,067)	(11,067)

Balance at December 31, 2005	-	-	5,100,000	510	490	(59,088)	(58,088)

December 31, 2006, Capital Contributed	-	-	-	-	56,684	-	56,684

Net Loss	-	-	-	-	-	(16,596)	(16,596)

Balance at December 31, 2006	-	-	5,100,000	510	57,174	(75,684)	(18,000)

Net Loss	-	-	-	-	-	(65,711)	(65,711)

Balance at December 31, 2007	-	-	5,100,000	510	57,174	(141,395)	(83,711)

August 15, 2008, Spin-Off Completed and all Common Stock not Distrubuted
to the Shareholders was Cancelled	-	-	(2,884,864)	(288)	288	-	-

August 15, 2008 Issued Convertible Preferred Class A Stock for Cash	1,800,000	180	-	-	-	-	180

August 18, 2008, Convertible Preferred Class A Stock Converted to Common Stock	(1,800,000)	(180)	18,000,000	1,800	(1,620)	-	-

Net Loss	-	-	-	-	-	(40,882)	(40,882)

Balance at December 31, 2008	-	$-	20,215,136	$2,022	$55,842	$(182,277)	$(124,413)

The accompanying notes are an integral part of these financial statements

PEGASUS TEL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
			Cumulative
			Since
			February 19,
			2002
	For the Year Ended		Inception of
	December 31,		Development
	2008	2007	Stage
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(40,882)	$(65,711)	$(182,277)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and Amortization	-	509	12,600
Changes in Operating Assets and Liabilities
Decrease (Increase) in Accounts Receivable	369	(1,671)	(1,542)
Increase (Decrease) in Accounts Payable	424	24,688	28,074
Increase (Decrease) in Related Party Accounts Payable	4,035	3,759	18,691
Increase (Decrease) in Interest Payable	7,880	3,346	11,321
Decrease (Increase) in Intercompany Dues	-	-	56,684
Net Cash Used in Operating Activities	(28,174)	(35,080)	(56,449)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment			(11,600)
Net cash provided by Investing Activities	-	-	(11,600)

CASH FLOWS FROM FINANCING ACTIVITIES:
Preferred Stock Issued for Cash	180	-	180
Related Party Notes Payable	28,187	35,300	68,487
Net Cash Provided by Financing Activities	28,367	35,300	68,667

Net (Decrease) Increase in Cash	193	220	618
Cash at Beginning of Period	425	205	-
Cash at End of Period	$618	$425	$618

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-	$-
Franchise and Income Taxes	$417	$60	$1,461

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Accounts Payable Satisfied through contributed capital
and property and equipment	$-	$-	$56,684

The accompanying notes are an integral part of these financial statements.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Pegasus Tel, Inc. is presented to assist in understanding the Company's financial statements.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that Pegasus Tel., Inc. (hereto referred to as the “Company”) will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern.”  The Company has incurred net losses of approximately $182,000 for the period from February 19, 2002 (inception) to December 31, 2008, has an accumulated deficit, has recurring losses, has minimal revenues and requires additional financing in order to finance its business activities on an ongoing basis.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a “going concern”.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.  If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization and Basis of Presentation

On February 19, 2002, Pegasus Tel, Inc., a Delaware company, was formed as a wholly owned subsidiary of American Industries.

On March 28, 2002, American Industries, Inc. and Pegasus Tel, Inc. entered into an agreement with Pegasus Communications, Inc., a New York corporation, to acquire 100% of the outstanding shares of Pegasus Communications, Inc. in exchange for 72,721,966 shares of common stock of American Industries, Inc.  Pegasus Tel, Inc. continued as the surviving corporation and Pegasus Communications, Inc. was merged out of existence.

The company is in the development stage, and has not commenced planned principal operations.  The Company has a December 31 year end.

Nature of Business

The Company is primarily in the business of providing the use of outdoor payphones, and providing telecommunication services.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Revenue Recognition

The Company derives its primary revenue from the sources described below, which includes dial-around revenues, coin collections, telephone equipment repairs, and sales. Other revenue generated by the company includes sales commissions.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (continued)

Coin revenues are recorded in an equal amount to the coins collected.  Revenues on commissions and telephone equipment and sales are realized on the date when the telephone repair services are provided or the telecommunication supplies are received by the customer. Dial Around revenues are earned when a customer uses the Company’s payphone to gain access to a different long distance carrier than is already programmed into the phone. The Dial Around revenue is recognized when the billing and collection agent of the Company, APCC, calculates and compensates the Company for the use of the payphone on a quarterly basis by billing the actual party’s long distance carrier that received the calls.  The date of the Dial Around revenue recognition is determined when this compensation is collected and deposited into the Company’s bank account.

The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition."  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.  The Company recognizes revenue when the earnings process is complete.  That is, when the arrangements of the goods are documented, the pricing becomes final and collectibility is reasonably assured. An allowance for bad debt is provided based on estimated losses. For revenue received in advance for goods, the Company records a current liability classified as either deferred revenue or customer deposits. As of December 31, 2008 and 2007, there was no deferred revenue.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2008 and 2007, the Company has determined an allowance for doubtful accounts is not necessary.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company had cash and cash equivalents of $618 and $425 as of December 31, 2008 and 2007 all of which was fully covered by federal depository insurance.

Accounts Receivable

Accounts Receivable consists of Local Service revenue and Commission Revenue. The Accounts Receivable was $1,542 and $1,911 in 2008 and 2007 respectively.

Fixed Assets

Fixed assets are stated at cost. Depreciation expense for the years ended December 2008 and 2007 were $0 and $509 respectively. As of December 31, 2008 the Payphone Equipment has been fully depreciated.  Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated economic useful lives of the related assets as follows:

Asset	Rate

Payphone Equipment	5 years

Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss. Expenditures for maintenance and repairs are charged to expense as incurred.  Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives.

Maintenance and repairs are charged to operations; betterments are capitalized.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the period applicable to the common stockholders’ by the weighted average number of common shares outstanding during the period.  There were no common equivalent shares outstanding during the periods ended December 31, 2008 and 2007.

Financial Instruments

The Company’s financial assets and liabilities consist of cash, accounts receivable, property and equipment, and accounts payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes.”  SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Reclassification

Certain reclassifications have been made in the 2007 financial statements to conform to the December 31, 2008 presentation.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

Effective January 1, 2006, the company adopted the provisions of SFAS No. 123 (R) requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. Prior to June 1, 2006, the company accounted for awards granted to employees under its equity incentive plans under the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended. No stock options were granted to employees during the years ended December 31, 2008, and 2007 and accordingly, no compensation expense was recognized under APB No. 25 for the years ended December 31, 2008, and 2007. In addition, no compensation expense is recognized under provisions of SFAS No. 123 (R) with respect to employees as no stock options where granted to employees.

Under the modified prospective method of adoption for SFAS No. 123 (R), the compensation cost recognized by the company beginning on June 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not vested as of June 1, 2006, based on the grant-dated fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all equity incentive awards granted subsequent to June 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No, 123 (R). The company uses the straight-line attribution method to recognize share-based compensation costs over the service period of the award. Upon exercise, cancellation, forfeiture, or expiration of stock options, or upon vesting or forfeiture of restricted stock units, deferred tax assets for options and restricted stock units with multiple vesting dates are eliminated for each vesting period on a first-in, first-out basis as if each vesting period was a separate award. To calculate the excess tax benefits available for use in offsetting future tax shortfalls as of the date of implementation, the company followed the alternative transition method discussed in FASB Staff Position No. 123 (R)-3.  During the periods ended December 31, 2008 and 2007, no stock options were granted to non-employees. Accordingly, no stock-based compensation expense was recognized for new stock option grants in the Statement of Operations and Comprehensive Loss at December 31, 2008 and 2007.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Standards

In December 2007, the FASB issued SPAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company would be required to report any noncontrolling interests as a separate component of stockholders’ deficit. The Company would also be required to present any net income attributable to the stockholders of the Company separately in its condensed consolidated statement of operations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In December 2007, the Financial Accounting Standards Board ( “FASB”) issued Statement of Financials Accounting Standards (“SFAS”) No. 141R, “Business Combinations” (“SFAS 141R”), which replaces SPAS No. 141 “Business Combinations”. SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interest, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring cost be expensed as incurred rather than capitalized a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any business acquired after the effective date of this pronouncement.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Standards (Continued)

In March 2008, the FASB issued No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  (“SFAS 161").  SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles (“GAAP”) (“SFAS 162”). The purpose of the new standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements. Previous guidance did not properly rank the accounting literature. The new standard is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of SFAS 162 is not expected to have a material effect on the Company’s financial statements.

In April 2008, the FASB released staff position (“FSP”) SFAS No. 142-3, Determination of the Useful Life of Intangible Assets.  The FSP requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The FSP also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets.  The FSP will be applied prospectively to intangible assets acquired after the FSP’s effective date, but the disclosure requirements will be applied prospectively to all intangible assets recognized as of, and after, the FSP’s effective date.  The FSP is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The adoption of SFAS No. 142-3 is not expected to have a material effect on the Company’s financial statements.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 2 - INCOME TAXES

As of December 31, 2008, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $173,000 that may be offset against future taxable income through 2025.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

	2008	2007
Net Operating Losses	$58,820	$45,029
Valuation Allowance	(58,820)	(45,029)
	$-	$-

The provision for income taxes differ from the amount computed using the federal US statutory income tax rate as follows:

	2008	2007
Provision (Benefit) at US Statutory Rate	$13,900	$22,342
Other Adjustments	(109)	87
Increase (Decrease) in Valuation Allowance	(13,791)	(22,429)
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations.  When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 3- DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company will have recurring losses during its development stage.  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 – UNCERTAIN TAX POSITIONS

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The adoption of the provisions of FIN 48 did not have a material impact on the company’s financial position and results of operations. At January 1, 2008, the company had no liability for unrecognized tax benefits and no accrual for the payment of related interest.

Interest costs related to unrecognized tax benefits are classified as “Interest expense, net” in the accompanying statements of operations. Penalties, if any, would be recognized as a component of “Selling, general and administrative expenses”. The Company recognized $0 of interest expense related to unrecognized tax benefits during 2008.  In many cases the company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities.

With few exceptions, the company is generally no longer subject to U.S. federal, state, local or non-U.S. income tax examinations by tax authorities for years before 2005. The following describes the open tax years, by major tax jurisdiction, as of January 1, 2008:

United States (a)	2005– Present

(a) Includes federal as well as state or similar local jurisdictions, as applicable.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 5 - COMMITMENTS

As of December 31, 2008, all activities of the Company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 6 - COMMON STOCK TRANSACTIONS

On December 31, 2003, the Company issued 1,000 shares of common stock in exchange for cash valued at $1,000.

On September 21, 2006, the Company filed an Amended Certificate of Incorporation and the par value of the common stock was changed to $ .0001 per share.  This change is retro-active and therefore changes the 1,000 share of Common Stock issued on December 31, 2003 to the par value of $ .0001 per share.

On May 15, 2007, the Company filed an Amended Certificate of Incorporation and there was forward stock split 5,100 to 1.  This change is retro-active and therefore changes the 1,000 shares of Common Stock issued on December 31, 2003 to 5,100,000 shares of Common Stock.  The par value remains at $ .0001 per share.

On August 18, 2008, Sino Gas International Holdings, Inc., a Utah corporation (“Sino”) (OTCBB: SGAS), consummated a distribution of shares of the Company, a then wholly-owned subsidiary of Sino to Sino’s stockholders of record as of August 15, 2008.  The Ratio of Distribution was one (1) share of common stock of Pegasus for every twelve (12) shares of  common stock of Sino (1:12).  Fractional shares were rounded up to the nearest whole-number.  An aggregate of 2,215,136 shares of Pegasus common stock were issued to an aggregate of 167 Sino stockholders. The distributed shares of Pegasus common stock are “restricted securities” (as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)), and were issued pursuant to Section 4(2) of the Securities Act due to the fact that the distribution did not involve a public offering of securities. Sino cancelled all the Pegasus Common Stock not distributed to the shareholders.  The amount cancelled was 2,884,864 shares of Common Stock.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 7 - PREFERRED STOCK TRANSACTIONS

On August 5, 2008, Pegasus filed a Certificate of Designations, Powers, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware thereby designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.0001 (the “Series A Preferred Stock”).  The Certificate of Incorporation of Pegasus authorizes the designation and issuance of an aggregate of ten million (10,000,000) shares of preferred stock in one or more series with all rights and privileges determined by the Board of Directors of Pegasus.  Prior to the filing of the Certificate of Designation, there were no shares of preferred stock designated or issued. Pursuant to the Certificate of Designation, a copy of which is filed as an exhibit hereto, each share of Series A Preferred Stock may be converted at any time by Pegasus or the holders thereof into ten (10) fully-paid and non-assessable shares of Pegasus Common Stock.

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement for $0.0001per share of Series A Preferred Stock. Pegasus issued the Series A Preferred Stock pursuant to Section 4(2) of the Securities Act due to the fact that it did not involve a public offering of securities. The shares of Series A Preferred Stock are “restricted securities” (as such term is defined in Rule 144 of the Securities Act.

On August 18, 2008 and pursuant to the Series A Preferred Stock Certificate of Designation and Securities Purchase Agreement, Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 4(2) of Securities Act due to the fact that it did not involve a public offering of securities. The shares of common stock are “restricted securities.”

NOTE 8 – RELATED PARTY ACCOUNTS PAYABLE

As of December 31, 2008 and December 31, 2007, the Company had Related Party Accounts Payable in the amounts of $7,794 and $3,759 due respectively to Lyboldt-Daly, Inc. for Bookkeeping expenses.  Joseph Passalaqua (a major shareholder of the Company and brother to John F. Passalaqua, an officer of the Company) is President and Sole Director of Lyboldt-Daly, Inc.  Total bookkeeping services accrued during the years ended December 31, 2008 and 2007 were $4,445 and $4,048 respectively.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Continued)

NOTE 8 – RELATED PARTY ACCOUNTS PAYABLE (Continued)

During 2006, a Shareholder of the Company, Joseph Passalaqua, has advanced the company $10,673. This is an accounts payable. As of December 31, 2008 and 2007 the Company owes $10,673.

During 2006, an Officer of the Company, Carl Worboys, has advanced the Company $224. This is an accounts payable. As of December 31, 2008 and 2007 the Company owes $ 224.

NOTE 9 – RELATED PARTY NOTES PAYABLE

During 2008, 2007, and 2006 a Shareholder of the Company, Mary Passalaqua, advanced the Company $18,300, $30,300, and $5,000, respectively.  The notes are accruing between 10% and 15% simple interest per annum and are payable in full upon demand. As of December 31, 2008, the Company owed a total principle balance of $53,600 related to these notes and has accrued $10,178 in simple interest.  As of December 31, 2007, the Company owed a total principle balance of $35,300 related to these notes and had accrued $3,416 in simple interest.

During 2008 and 2007, a Shareholder of the Company, Joseph Passalaqua has advanced the company $9,887 and $5,000, respectively. The notes are accruing between 10% and 18% in simple interest per annum and is payable in full upon demand.  As of December 31, 2008, the Company owed a total principle balance of $14,887 related to these notes and has accrued $1,143 in simple interest.  As of December 31, 2007, the Company owed a total principle balance of $5,000 related to these notes and has accrued $25 in simple interest.

NOTE 10 – SPIN OFF

As reported by Pegasus Tel, Inc., Delaware corporation (“Pegasus”), on Form 8-K (File No. 000-5268) filed with the Securities and Exchange Commission on August 27, 2008, on August 18, 2008, Sino Gas International Holdings, Inc., a Utah corporation (“Sino”) (OTCBB: SGAS), declared a dividend and issued shares of Pegasus to Sino’s stockholders of record as of August 15, 2008 (“Spin-off”).  The ratio of distribution of the Pegasus shares was one (1) share of common stock of Pegasus for every twelve (12) shares of  common stock of Sino (1:12).  Fractional shares were rounded up to the nearest whole-number.  An aggregate of 2,215,136 shares of Pegasus common stock were issued to an aggregate of 167 Sino stockholders. The Pegasus common stock issued in distribution are “restricted securities” (as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)), and were issued pursuant to Section 4(2) of the Securities Act due to the fact that the distribution did not involve a public offering.

PEGASUS TEL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
 (Continued)

NOTE 10 – SPIN OFF (Continued)

On August 5, 2008, Pegasus filed a Certificate of Designations, Powers, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware thereby designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.0001 (the “Series A Preferred Stock”).  The Certificate of Incorporation of Pegasus authorizes the designation and issuance of an aggregate of ten million (10,000,000) shares of preferred stock in one or more series with all rights and privileges determined by the Board of Directors of Pegasus and without stockholder approval.  Prior to the filing of the Certificate of Designation, there were no shares of preferred stock designated or issued. Pursuant to the Certificate of Designation, each share of Series A Preferred Stock may be converted at any time by Pegasus or the holders thereof into ten (10) fully-paid and non-assessable shares of Pegasus Common Stock.

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement for $0.0001per share of Series A Preferred Stock. Pegasus issued the Series A Preferred Stock pursuant to Section 4(2) of the Securities Act due to the fact that it did not involve a public offering of securities. The shares of Series A Preferred Stock were restricted securities.

On August 18, 2008 and pursuant to the Certificate of Designation, Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 4(2) of Securities Act due to the fact that it did not involve a public offering of securities. The shares of common stock are restricted securities.

On March 23, 2009, Pegasus filed a Form 15 (File No. 000-52628) with the Securities and Exchange Commission pursuant to which the Company de-registered its class of Common Stock under the Securities Exchange Act of 1934, as amended.

NOTE 11 – SUBSEQUENT EVENTS

On March 23, 2009, Pegasus filed a Form 15 (File No. 000-52628) with the Securities and Exchange Commission pursuant to which the Company de-registered its class of Common Stock under the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	Amount US($)
SEC Registration Fee	$36
Transfer Agent Fees	$960
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$50,000
Printers	$0
Miscellaneous	$0
Total	$70,996

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Delaware for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

 ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement for $0.0001per share of Series A Preferred Stock. Each purchaser was an accredited investor as defined in the Securities Act.  Pegasus issued the Series A Preferred Stock pursuant to an exemption under Section 4(2) of the Securities Act due to the fact that it did not involve a public offering of securities. The shares of Series A Preferred Stock are “restricted securities” (as such term is defined in the Securities Act).

Purchaser	Amount of Series A Preferred Stock	Total Purchase Price ($0.0001)
Sarah Beckley	20,000	$2.00
Pattiane Carbona	40,000	4.00
John Catricola	20,000	2.00
Mary K. Evans	40,000	4.00
Amanda Godin	40,000	4.00
Kevin Kopaunik	90,000	9.00
Anthony E. Lombardo	40,000	4.00
Rebecca McGuinness	40,000	4.00
John F. Passalaqua	270,000	27.00
Joseph C. Passalaqua	500,000	50.00
Joseph J. Passalaqua	50,000	5.00
Mary Passalaqua	250,000	25.00
Hope Savage	40,000	4.00
Stephanie Scortino	50,000	5.00
Inna Sheveleva	40,000	4.00
Margaret L. Sollish	20,000	2.00
Carl E. Worboys	250,000	25.00

TOTAL	1,800,000	$180.00

On August 18, 2008 and pursuant to the Certificate of Designation, Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 3(a)(9) of the Securities Act due to the fact that the securities were exchanged upon conversion of the Series A Preferred Stock held by existing security holders and there was no commission or other remuneration paid or given directly or indirectly for soliciting such exchange.

ITEM 16.EXHIBITS

Exhibit No.	Description
3.1(1)	Articles of Incorporation, dated February 19, 2002
3.2(1)	Amended Articles of Incorporation, dated September 21, 2006
3.3(1)	Amendment to the Articles of Incorporation, dated September 18, 2006.
3.4(2)	Amendment to Articles of Incorporation, date May 15, 2007
3.5(3)	Certificate of the Designations, Powers Preferences and Rights of the Series A Convertible Preferred Stock
3.5(1)	By-laws
4.1(1)	Form of Common Stock Certificate
5.1	Legal Opinion of The Sourlis Law Firm
10.1 (3)	Series A Preferred Stock Purchase Agreement
14.1(3)	Code of Ethics
14.2(3)	Code of Business Conduct
23.1	Consent of The Sourlis Law Firm (included in Exhibit 5.1)
23.2	Consent of Robinson & Hill, Co.

(1) Filed as an exhibit to the Company’s Form 10-SB (File No.: 000-52628) filed with the SEC on May 7, 2007 and incorporated by reference herein.

(2) Filed as an exhibit to the Company’s Form 10-SB Amendment No. 1 (File No.: 000-52628) filed with the SEC on October 5, 2007 and incorporated by reference herein.

(3) Filed as an exhibit to the Amendment No. 1to the Company’s Form 10-K  for the fiscal year ended December 31, 2007 (File No.: 000-52628) and incorporated by reference herein.

ITEM 17. UNDERTAKINGS

a.	Rule 415 Offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the Company is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Company includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the Company is relying on Rule 430B (Section 230.430B of this chapter):

A.
Each prospectus filed by the Company pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Weston, Florida, United States, on October 13, 2009.

PEGASUS TEL, INC.

By:	/s/ CARL E. WORBOYS
Carl E. Worboys
President and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ CARL E. WORBOYS	President, and Director (Principal Executive Officer	October 13, 2009
Carl E. Worboys

/s/ JOHN F. PASSALAQUA	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	October 13, 2009
John F. Passalaqua